UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 9, 2015

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51883	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

150 Rainville Road

Tarpon Springs, FL 34689

 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 12, 2015 (the “Effective Date”), MagneGas Corporation (the “Company”), entered into an agreement to sell its facility located at 1500 Rainville Road, Tarpon Springs, FL 34689 (the “Property”). Jay Coleman, Inc. (the “Buyer”) is buying the Property for $675,000. The deposit of $67,000 paid by the Buyer becomes non-refundable 60 days after the Effective Date and the purchase is due to close 70 days after the Effective Date.

The Company no longer has a need for the Facility and is selling it because the Company will be moving into a new facility located in Clearwater, FL that will serve as the Company’s headquarters.

The foregoing description of the terms of the commercial contract for the sale of the Facility is qualified in its entirety by reference to the provisions of the commercial contract filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated by reference herein.

Item 2.02 Results of Operations and Financial Conditions.

On January 9, 2015, the Company issued a press release announcing the Company’s revenue guidance for Equipment Sales and Services, Inc., its wholly-owned subsidiary.

The press release is incorporated herein by reference and is attached hereto as Exhibit 99.1.

The information contained in, or incorporated into, this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1, is furnished under Item 2.02 of Form 8-K and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filings.

Please refer to Exhibit 99.1 for a discussion of certain forward-looking statements included therein and the risks and uncertainties related thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
Exhibit 10.1 Exhibit 99.1*	Commercial Contract for the Sale of Property, dated January 12, 2015. Press Release, dated January 9, 2015.

Exhibit 99.1 is being “furnished” (not filed) pursuant to Item 2.02 of the Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNEGAS CORPORATION

Date: January 14, 2015	By:	/s/ Ermanno Santilli
Ermanno Santilli
Chief Executive Officer